Exhibit 32.2

Written Statement of Executive Vice President, Finance and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Executive Vice President, Finance and Chief Financial Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Authority for the quarter ended June 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ JEFFREY E. HARTMANN
Jeffrey E. Hartmann
Executive Vice President, Finance and
Chief Financial Officer
August 16, 2004

A signed original of this written statement required by Section 906 has been provided to the Authority and will be retained by the Authority and furnished to the Securities and Exchange Commission or its staff upon request.